Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA

In re:	Case No. 06-20046-A-11
Large Scale Biology Corp.	Jointly Administered
Consolidated Debtor	Chapter 11
Tax ID # 77-0154648
Debtor(s)

QUARTERLY POSTCONFIRMATION REPORT
FOR THE QUARTER ENDING  DECEMBER 31, 2007

The Revested Debtor hereby submits the following post confirmation report for this  calendar quarter:

1.	Date of Entry of Order Confirming Plan:	October 10, 2006
2.	Cash balance at the beginning of quarter:	$594,982
	Total Receipts during this quarter:	$1,259,400
	Total disbursements during this quarter:	$1,109,889
	Cash balance at the end of this quarter:	$744,493

3.	Payments made pursuant to the Plan:	$21,691
	Total paid this quarter:	$21,691

	Total payments to be made pursuant to the Plan:	$205,055
	Cumulative paid to date:	$205,055
	Balance remaining to be made under the Plan:	$0

	As of the end of this reporting period ,	Yes / No
4.
Are all payments required by the confirmed plan current at this time? [If “NO” attach explanatory statement identifying payments not made. Include creditor, amount, and date due; reason for non-payment and an estimated date when payments will be brought current].
YES
5.	Do you currently anticipate a circumstance/event which will cause an interruption or cessation of payments or other performance under the plan? [If “YES”, attach an explanatory statement.]	NO

6.	Have quarterly fees due to the United States Trustee as of the date of this report been paid pursuant to the plan and 28 U.S.C. §193 0(a)(6)?	YES
7.
Have all motions, contested matters, and adversary proceedings been fully resolved? [If “NO” for each motion, contested matter, or adversary proceeding attach a statement identifying the parties and nature of the dispute and state the anticipated resolution.]
YES
8.	Has the order confirming the plan become non-appealable?	YES
9.	Have deposits, if any, required by the plan been distributed pursuant to (were on the plan? [If “NO” attach an explanatory statement]	N/A (were none)
10.	Has any property proposed by the plan to be transferred been transferred pursuant to the plan?	N/A (were none)
11.	Does any property remain to be transferred pursuant to the plan? [If “YES” attach a statement identifying each property to be transferred and the anticipated date of transfer pursuant to the plan.]	N/A (were none)
12.	Has the Revested Debtor(s) or the successor of the Debtor(s) assumed the business or the management of the property dealt with by the plan?	YES
13.	Anticipated date of motion for final decree:	Approx, March 31, 2008

I declare under penalty of perjury that the statements set forth, above are and accurate.

Dated:	January 16, 2008	/s/ Randy Sugarman
Signature of Responsible Individual

Randy Sugarman
Print Name

Current Address	3333 Vaca Valley Pkwy, Suite 1000
Vacaville, CA 95688